UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) April 4, 2011
CARDO MEDICAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	0-21419	23-2753988

(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7625 Hayvenhurst Avenue, Suite #49, Van Nuys, CA	91406

(Address of Principal Executive Offices)	(Zip Code)
(818) 780-6677

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.01. Completion of Acquisition or Disposition of Assets
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On April 4, 2011, Cardo Medical, Inc., a Delaware corporation (“Cardo”), entered into an Asset Purchase Agreement with Altus Partners, LLC, a Delaware limited liability company (the “Buyer”), and Cardo Medical, LLC, a Delaware limited liability company and wholly owned subsidiary of Cardo (“Cardo LLC” and together with Cardo, the “Sellers”), pursuant to which the Sellers have agreed to sell substantially all of the assets of the Sellers’ spine division consisting of its assets used or held for use exclusively in connection with its spine surgical device business to the Buyer in exchange for cash consideration of $3,000,000 (the “Asset Purchase Agreement”). The Sellers and Buyer closed the asset purchase transaction simultaneously with signing the Asset Purchase Agreement on April 4, 2011. Pursuant to the terms of the Asset Purchase Agreement, $2,700,000 of the purchase price was paid at the closing and $300,000 was deposited into escrow with an escrow agent for a period of 90 days from the closing date (assuming there are no disputes) to be used for any adjustments to the closing value of the Sellers’ inventory.
     The assets that are excluded from the asset purchase transaction include, the assets of Cardo’s reconstructive division, cash, accounts receivable, real estate, leasehold interests, certain assets used or related to the Sellers’ spinal motion preservation business and any and all assets of the Sellers not used exclusively in the operation of its spinal surgical device business.
     The Asset Purchase Agreement contains customary representations and warranties, agreements and covenants. None of the representations and warranties survive the closing of the asset purchase transaction. Cardo intends to use the proceeds from this asset purchase transaction to repay Cardo’s outstanding indebtedness to Arthrex, Inc. and for working capital purposes.
     The description of the Asset Purchase Agreement is qualified in its entirety by reference to the copy of such agreement filed as Exhibit 2.1 to this report, which is incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     The information set forth in Item 1.01 of this report on Form 8-K is hereby incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Effective April 4, 2011, Andrew Brooks, our Chief Executive Officer, and Michael Kvitnitsky, our President and Chief Operating Officer, notified Cardo that each was no longer voluntarily foregoing his salary. As a result of such notice, Cardo reinstated Dr. Brooks’ salary at his prior salary level of $250,000 per year and Mr. Kvitnitsky’s salary at his prior salary level of $220,000 per year.

Item 9.01. Financial Statements and Exhibits.
(b) Pro Forma Financial Information
     Unaudited pro forma financial information giving effect to the disposition of substantially all of the assets of Cardo’s spine division are included as Exhibit 99.1 to this report on Form 8-K.
(d) Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement, as of April 4, 2011, by and among Cardo Medical, Inc., Cardo Medical, LLC and Altus Partners, LLC.*

99.1	Pro Forma Financial Information

*	Schedules to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant undertakes to furnish on a supplemental basis a copy of any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDO MEDICAL, INC.
Dated: April 8, 2011	By:	/s/ Derrick Romine
Derrick Romine
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement, as of April 4, 2011, by and among Cardo Medical, Inc., Cardo Medical, LLC and Altus Partners, LLC.

99.1	Pro Forma Financial Information